Exhibit 10.4
NACCO INDUSTRIES, INC.
SUPPLEMENTAL EXECUTIVE LONG-TERM INCENTIVE BONUS PLAN
1. Purpose of the Plan
     The purpose of this Supplemental Executive Long-Term Incentive Bonus Plan (the “Plan”) is to further the long-term profits and growth of NACCO Industries, Inc. (the “Company”) by enabling the Company to attract, retain and reward key executive officers of the Company by providing an additional long-term incentive compensation opportunity to those key executive officers who the Compensation Committee has determined made extraordinary contributions to such profits and growth during a year. This incentive is in addition to annual compensation and other long-term incentive compensation and is intended to reward extraordinary individual effort and/or results and encourage enhancement of the Company’s stockholder value.
2. Definitions
(a)	“Average Award Share Price” means the lesser of (i) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week during the calendar year preceding the commencement of the Award Year (or such other previous calendar year as determined in advance by the Committee) or (ii) the average of the closing price per share of Class A Common Stock on the New York Stock Exchange on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the applicable Award Year.

(b)	“Award” means an award paid to a Participant under this Plan for an Award Year (if any) in an amount determined by the Committee. The Committee shall allocate the amount of an Award between the cash component, to be paid in cash, and the equity component, to be paid in Award Shares.

(c)	“Award Shares” means shares of Class A Common Stock that are issued pursuant to, and with such restrictions as are imposed by, the terms of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(d)	”Award Year” means the calendar year on which an Award is based.

(e)	“Class A Common Stock” means the Company’s Class A Common Stock, par value $1.00 per share.

(f)	“Committee” means the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer this Plan in accordance with Section 3, so long as any such committee consists of not less than two directors of the Company and so long as each member of the Committee (i) is not an employee of the Company or any of its subsidiaries and (ii) is a “disinterested person” within the meaning of Rule 16b-3.

(g)	“Participant” means any salaried employee of the Company who is an “executive officer” of the Company (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934) and who, in the judgment of the Committee, made an extraordinary and exceptional contribution to, or achieved extraordinary and exceptional results with respect to, the profits or growth of the Company during an Award Year.

(h)	“Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.
3. Administration
     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of this Plan. A majority of the Committee shall constitute a quorum, and the action of members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the act of the Committee. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Company, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.
4. Eligibility
     Each Participant (as defined above) may be eligible to participate in this Plan and receive Awards in accordance with Section 5.
5. Awards
     The Committee may, from time to time and upon such conditions as it may determine in its sole and absolute discretion, authorize the payment of Awards to Participants, which shall be not inconsistent with, and shall be subject to all of the requirements of, the following provisions:
(a)	No later than March 15th following each Award Year, the Committee shall determine whether any Awards will be granted hereunder to any Participant and the amount thereof. When making such determination, the Committee shall take into account such factors as (i) individual performance and contributions towards various Company goals, (ii) extraordinary results and (iii) any extraordinary events. The Committee shall have the power to specify the allocation between the cash portion of the Award and the equity portion of the Award. Notwithstanding the foregoing, no Award shall be payable under the Plan to any Participant except as determined by the Committee.

(b)	Each Award shall be paid partly in cash and partly in Award Shares. The number of Award Shares to be issued to a Participant shall be based upon the number of shares of Class A Common Stock that can be purchased with the equity portion of the Award at the Average Award Share Price. Awards shall be paid subject to all withholdings and deductions pursuant to Section 6. Notwithstanding any other provision of the Plan, the maximum amount paid to a Participant in a single year as a result of Awards under this Plan shall not exceed $1,000,000.

(c)	Award Shares shall entitle such Participant to voting, dividend and other ownership rights. Each Award shall provide that the transferability of the Award Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of payment for a period of ten years, or such other shorter or longer period as may be determined by the Committee from time to time.

(d)	Each payment of Award Shares shall be evidenced by an agreement executed on behalf of the Company by an executive officer and delivered to and accepted by such Participant; each such agreement shall contain such terms and provisions, consistent with this Plan, as the Committee may approve, including, without limitation, prohibitions and restrictions regarding the transferability of Award Shares (other than a transfer (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, or (iii) to a trust for the benefit of a Participant or his spouse, children or grandchildren (provided that Award Shares transferred to such a trust shall continue to be Award Shares subject to this Plan)).

(e)	Notwithstanding any provision of the Plan to the contrary, Awards payable hereunder shall be paid within two and one-half months after the end of the first calendar year in which the Award is no longer subject to a substantial risk of forfeiture.
6. Withholding Taxes
     To the extent that the Company is required to withhold federal, state or local taxes in connection with any Award paid to a Participant under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such Award that the Participant make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such Award. The Company and a Participant may also make similar arrangements with respect to the payment of any other taxes derived from or related to the Award with respect to which withholding is not required.

7. Amendment, Termination and Adjustments
     The Committee may alter or amend this Plan from time to time or terminate it in its entirety; provided, however, that no such action shall, without the consent of a Participant, affect the rights in any Award Shares of such Participant; and further provided, however, that, without further approval by the stockholders of the Company, no such action shall (i) increase the maximum number of Award Shares to be issued under this Plan specified in Section 8 (except that adjustments and additions expressly authorized by this Section 7 shall not be limited by this clause (i)) or (ii) cause Rule 16b-3 to become inapplicable to this Plan. The Committee may make or provide for such adjustment in the total number of Award Shares to be issued under this Plan specified in Section 8 as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to reflect (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. All Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. In the case of termination of employment by reason of death, permanent disability or retirement pursuant to the terms of the qualified pension plan applicable to the Participant (or, for Participants who are not covered by a qualified pension plan, retirement after reaching age 60 with at least 15 years of service), or in the case of other special circumstances, of a Participant who holds Award Shares as to which the prohibition or restriction on transfer has not lapsed, or in case of a termination of the Plan pursuant to this Section 7, the Committee may, in its sole discretion, accelerate the time at which such prohibition or restriction on transfer will lapse.
8. Award Shares Subject to Plan
     Subject to adjustment as provided in this Plan, the total number of shares of Class A Common Stock which may be issued as Award Shares under this Plan shall be 100,000.
9. Approval by Stockholders
     The Plan shall be submitted for approval by the stockholders of the Company. If such approval has not been obtained by June 1, 2006, no awards will be made under the Plan.
10. General Provisions
(a)	No Right of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate the employment of any employee at any time with or without assigning a reason therefor to the same extent as the Company might have done if this Plan had not been adopted.

(b)	Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)	Miscellaneous. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural, and vice versa.

(d)	Limitation on Rights of Employees. No Trust. No trust has been created by the Company for the payment of Awards under this Plan; nor have the employees been granted any lien on any assets of the Company to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Company and a Participant hereunder is a mere unsecured creditor of the Company.
11. Effective Date
     Subject to its approval by the stockholders of the Company, this Plan shall become effective as of January 1, 2006.